SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials



                    SELIGMAN NEW TECHNOLOGIES FUND II, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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|_|  Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

________________________________________________________________________________

                             J. & W. SELIGMAN & CO.
                                  INCORPORATED


          HAVE YOUR CLIENTS VOTE TODAY IN FAVOR OF LIQUIDATING THE FUND



October 4, 2007



Dear Financial Advisor,

Stockholders of Seligman New Technologies Fund II, Inc. ("the Fund") are being asked to vote on two proposals that will be considered at an adjourned Special Meeting of Stockholders to be held on October 30, 2007 at 11 a.m., Eastern Time.

         Proposal 1:    Liquidate and dissolve the Fund

         Proposal 2:    Eliminate the Fund's fundamental investment policy of
                        making quarterly repurchase offers for its common stock

As of October 3, 2007, the Fund has received proxies representing 27.6% of outstanding shares, with approximately 23% of outstanding shares voting in favor of the proposals. In order for the Fund to liquidate, more than 50% of the outstanding shares must approve Proposal 1, which the Fund's Board of Directors has unanimously recommended. With the adjourned Special Meeting being held on October 30, this gives us less than one month.

We need your help to commence liquidation of the Fund. If the Fund does not receive enough votes to approve the proposals, the Fund would need to consider other options, including continuing the Fund in its current form or seeking approval of Stockholders of the same proposals next year. For those Stockholders who acquired their shares in the Fund's initial public offering, such a delay would effectively preclude any possibility of Stockholders recognizing entire capital losses for federal income tax purposes on their shares in 2007.

Please ask your clients to vote in support of Proposal 1 and Proposal 2, which are described in greater detail in a Proxy Statement that was previously sent to all Fund Stockholders. (Proposal 2 will not be implemented if Proposal 1 is not approved.) A second mailing of the proxy material will be sent to your clients in the next few days.

Stockholders should complete, date, sign and return their voting instruction form or, alternatively, authorize their proxy by telephone as indicated on their voting instruction form, or the Internet (www.proxyvote.com), as described in the voting instruction form. If any of your clients have lost their voting instruction form, you will need to get them a new voting instruction form, or Control Number (the individual pre-printed Control Number on each voting instruction form is needed to vote). If you need assistance, please contact Seligman Advisors, Inc. at 800-221-2783.

We appreciate your help, and thank you for your ongoing support.

Regards,



Charles W. Kadlec
Managing Director



                           FOR BROKER/DEALER USE ONLY



          100 PARK AVENUE O NEW YORK, NEW YORK 10017 O (212) 850-1864